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(JOHN HANCOCK(R) LOGO)

                         GENERAL AGENT AND BROKER-DEALER
                                SELLING AGREEMENT

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(JOHN HANCOCK(R) LOGO)       GENERAL AGENT AND BROKER-DEALER SELLING AGREEMENT

     AGREEMENT, dated as of the effective date as provided below, by and among the undersigned general agent ("General Agent"); the undersigned broker-dealer (in the case of Securities Contracts) ("Broker-Dealer"); John Hancock Distributors LLC (in the case of Securities Contracts); and 'The Company' which is defined herein as any of the following Contract issuers: John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, John Hancock Life Insurance Company (U.S.A.), or John Hancock Life Insurance Company of New York. The Company under this agreement shall be determined based upon which of the above Contract issuers' products are being or have been sold pursuant to this Agreement.

     WHEREAS, The Company issues life insurance, long term care insurance, and annuity contracts, some of which are exempted securities pursuant to Section 3 of the Securities Act of 1933 (the "1933 Act") and therefore not subject to registration under the 1933 Act ("Insurance Contracts"), and some of which are not exempted securities pursuant to Section 3 of the 1933 Act and therefore subject to registration under the 1933 Act unless sold in exempt transactions ("Securities Contracts"); and

     WHEREAS, The Company has appointed John Hancock Distributors LLC as the principal underwriter for the Securities Contracts; and

     WHEREAS, General Agent and Broker-Dealer desire to sell certain Securities Contracts and Insurance Contracts (collectively, the "Contracts") in accordance with the provisions set forth in the Contracts, Commissions and Fees Schedule (the "Contracts Schedule") which is Exhibit A to this Agreement; and

     WHEREAS, General Agent desires to have its sub-agents who are not also registered representatives of Broker-Dealer appointed as agents of The Company for the purpose of selling some or all of the Insurance Contracts ("Insurance Agents"), and General Agent and Broker-Dealer desire to have General Agent's sub-agents who are also registered representatives of Broker-Dealer appointed as agents of The Company for the purpose of selling some or all of the Contracts ("Securities Agents")(Insurance Agents and Securities Agents are hereinafter collectively referred to as "Agents"); and

     WHEREAS, if General Agent and Broker-Dealer are the same person, the term "General Agent" in this Agreement shall refer to Broker-Dealer, which shall undertake all the duties, responsibilities and privileges of General Agent under this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT AND AUTHORIZATION

     a. The Company and John Hancock Distributors LLC appoint and authorize, on a non-exclusive basis, General Agent and Broker-Dealer to solicit sales of the Contracts in those jurisdictions in which The Company is admitted to do business, the Contracts have been approved for sale by the appropriate regulatory authorities and General Agent and Broker-Dealer are properly licensed to conduct business. General Agent and Broker-Dealer accept such appointment and authorization, and each agrees to use its best efforts to find purchasers of the Contracts acceptable to The Company and to provide ongoing services to those purchasers with respect to the Contracts.

     b. Each of General Agent and Broker-Dealer is performing the acts covered by this Agreement in the capacity of an independent contractor and not as an employee or partner of or a joint venturer with The Company or John Hancock Distributors LLC and is authorized to represent The Company and John Hancock Distributors LLC only to the extent expressly authorized by this Agreement. No further authority is granted or implied.

2. LICENSING AND APPOINTMENT OF AGENTS

     a. General Agent is authorized to designate persons for appointment by The Company as Agents to solicit applications for the Contracts, to deliver the Contracts and to collect the premium (as used herein, the term "premium" shall refer to any premium payment, deposit or contribution, as applicable, paid or payable in connection with a Contract) thereon in conformance with applicable state laws and The Company's rules and procedures. General Agent shall not propose an Agent for appointment unless such Agent is duly licensed as an insurance agent in the state(s) in which it is proposed that such Agent solicit applications for the Contracts and, if the Agent is to sell Securities Contracts, unless the Agent is a registered representative of Broker-Dealer. General Agent shall be responsible for such Agents' continuing compliance with applicable licensing requirements under state insurance laws, and Broker-Dealer shall be responsible for such Agents' continuing compliance with applicable registration requirements under federal and state securities laws.

     b. General Agent shall assist The Company in the appointment of Agents under applicable insurance laws and, in that connection, shall prepare and transmit to The Company appropriate licensing and appointment forms, shall fulfill all requirements set forth in the General Letter of Recommendation attached as Exhibit B to this Agreement and shall comply with such other related policies and procedures as The Company from time to time may establish or amend in its sole discretion.

     c. The Company shall pay the initial appointment fees and renewal fees required under state insurance laws to appoint each previously licensed person as an insurance producer of The Company for the sale of Contracts. General Agent shall be responsible for all other state insurance appointment and licensing fees with respect to the Agents, including license issue, transfer and termination fees. Broker-Dealer shall be responsible for all fees, including registration and examination fees, necessary to maintain Securities Agents' continuing compliance with applicable registration requirements under federal and state securities laws and the rule of self-regulatory organizations.

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     d. The Company, in its discretion, may refuse to appoint any Agent designated by General Agent or, after it has appointed an Agent, may terminate or refuse to renew such Agent's appointment or may withdraw the Agent's right to solicit applications for some or all of the Contracts, in which case General Agent shall cause such Agent to cease solicitations.

     e. With the frequency reasonably requested by The Company, General Agent shall provide The Company with a list of all Agents, indicating which of them are Securities Agents, and the jurisdictions where such Agents are licensed to solicit sales of the Contracts. With the frequency reasonably requested by General Agent, The Company shall provide General Agent with a list which shows the jurisdictions in which The Company is admitted to do business and the Contracts that have been approved for sale in each of those jurisdictions.

3. SUPERVISION OF AGENTS

     a. Except to the extent that Broker-Dealer is responsible therefor, General Agent shall supervise all Agents and be responsible for their training and compliance with applicable insurance laws and regulations, and if any act or omission of an Agent or employee of General Agent is the proximate cause of any loss, claim, damage, liability or expense (including reasonable attorneys' fees) to The Company or John Hancock Distributors LLC, General Agent shall be liable therefor. Broker-Dealer shall supervise Securities Agents and be responsible for their training and compliance with applicable federal and state securities laws and regulations, including but not limited to adequate Anti-Money Laundering
(AML) training with respect to 'covered products' as required by 31 C.F.R. 103.137, and upon request of the Company, satisfactory verification that Agents have received such adequate training, and the rules of the National Association of Securities Dealers, Inc. ("NASD"), and if any act or omission of a Securities Agent or employee of Broker-Dealer is the proximate cause of any loss, claim, damage, liability or expense (including reasonable attorneys' fees) to The Company or John Hancock Distributors LLC, Broker-Dealer shall be liable therefor. General Agent and Broker-Dealer shall insure that only Securities Agents solicit applications for Securities Contracts. The Company and John Hancock Distributors LLC shall not have any responsibility for the supervision, training or compliance with any law or regulation of any Agent or any employee of General Agent or Broker-Dealer, and nothing in this Agreement shall be deemed to make such an Agent or employee an agent or employee of The Company (except that Agents may be appointed insurance producers) or of John Hancock Distributors LLC.

     b. General Agent shall (i) supervise Agents' compliance with all applicable suitability requirements under state insurance laws and regulations and (ii) provide adequate training to insure that Agents have thorough knowledge of each Insurance Contract and the ability to make appropriate product presentations and suitability determinations in compliance with applicable law. Broker-Dealer shall (i) supervise Securities Agents' compliance with all applicable suitability requirements under federal and state securities laws and regulations and NASD rules and (ii) provide adequate training to insure that Securities Agents have thorough knowledge of each Securities Contract and the ability to make appropriate product presentations and suitability determinations in compliance with applicable law. Each of General Agent and Broker-Dealer shall not, and shall cause the Agents not to, recommend the purchase of a Contract to a prospective purchaser unless it has reasonable grounds to believe that such purchase is suitable for the prospective purchaser and is in accordance with applicable rules and regulations of any regulatory authority, including, in the case of Securities Contracts, the Securities and Exchange Commission ("SEC") and the NASD. General Agent, in submitting an application for an Insurance Contract, and Broker-Dealer, in submitting an application for a Securities Contract, will be deemed to have warranted to The Company, and to John Hancock Distributors LLC in the case of a Securities Contract, that it has made a determination of suitability based on information concerning the prospective purchaser's insurance and investment objectives, risk tolerance, need for liquidity, and financial and insurance situation and needs, or on such other factors that General Agent or Broker-Dealer deems to be appropriate under the circumstances and in compliance with applicable law.

     c. General Agent shall establish and maintain a system of supervision of recommendations regarding the purchase or exchange of Contracts made to any consumer by its Agents. Such system of supervision shall be reasonably designed to achieve compliance with all applicable insurance laws and regulations and shall include, at a minimum, written procedures as well as periodic review by General Agent of records that are reasonably designed to assist in detecting and preventing violations of applicable laws and regulations. In furtherance thereof, General Agent shall at all times designate a senior manager who shall be responsible for establishing, communicating and monitoring General Agent's system of supervision, and General Agent shall cause such senior manager to respond promptly to any request by John Hancock to provide a certification that such senior manager has a reasonable basis to represent that the General Agent is performing the functions described above.

     d. If an Agent performs any unauthorized transaction with respect to a Contract, fails to submit to the supervision of or otherwise meet the rules and standards of General Agent or Broker-Dealer, or fails to hold any required license, appointment, registration or association with Broker-Dealer, General Agent and Broker-Dealer immediately shall notify The Company in writing and act to terminate the sales activities of such Agent relating to the Contracts.

     e. Upon request by The Company or John Hancock Distributors LLC, General Agent and Broker-Dealer shall furnish appropriate records or other documentation to evidence the diligent supervision of Agents by General Agent and Broker-Dealer.

4. OBLIGATIONS OF GENERAL AGENT AND BROKER-DEALER

     a. General Agent and Broker-Dealer shall permit Agents to solicit applications for Contracts only if they (i) are duly licensed insurance producers and appointed by The Company and (ii) in the case of Securities Contracts, are also registered representatives of Broker-Dealer.

     b. All applications for Contracts shall be made on application forms supplied by The Company; shall be reviewed by General Agent, in the case of Insurance Contracts, and by Broker-Dealer, in the case of Securities Contracts, for completeness and correctness, as well as compliance with applicable suitability standards; in the case of Securities Contracts, shall be approved by an appropriate principal of Broker-Dealer as to suitability; when completed, shall, before the Contract is issued, be forwarded promptly to The Company, but in no case later than the end of the next business day following receipt by General Agent, Broker-Dealer or an Agent, to The Company or as otherwise provided in The Company's administrative procedures;


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shall be sent to The Company at the address shown on the application or such other address as The Company may specify from time to time; and shall be accompanied by any premium payment received with such applications, without any deduction or offset for any reason, including but not limited to compensation payable to General Agent or Broker-Dealer, unless The Company or John Hancock Distributors LLC and General Agent or Broker-Dealer have previously agreed to an arrangement for deduction or offset. Checks or money orders for the payment of premiums shall be drawn to the order of The Company or as The Company shall otherwise authorize or direct from time to time. General Agent and Broker-Dealer do not have authority to deposit or endorse checks payable to The Company without the prior written approval of The Company. The Company has the right in its sole discretion to reject any application for a Contract and return any premium payment made in connection with the sale of the Contract.

     c. The Company may require that any medical examination made in conjunction with an application for a Contract be made by a medical examiner approved by The Company and shall pay only those fees in connection with medical examinations that have been expressly authorized by it.

     d. Contracts issued on accepted applications shall be delivered to the contract owners according to administrative procedures established by The Company.

     e. General Agent and Broker-Dealer shall not, directly or indirectly, expend or contract for the expenditure of any funds of The Company or John Hancock Distributors LLC. The Company and John Hancock Distributors LLC shall not be obligated to pay any expense incurred by General Agent or Broker-Dealer in the performance of this Agreement, unless otherwise specifically provided for in this Agreement or agreed to in advance in writing by The Company or John Hancock Distributors LLC.

     f. General Agent and Broker-Dealer are not authorized: to incur indebtedness or make contracts on behalf of The Company or John Hancock Distributors LLC; to alter or amend any of the provisions of the Contracts or the forms prescribed by The Company or John Hancock Distributors LLC; to discharge, waive any forfeitures under or extend the time for making payments under the Contracts; to pay any premium or other payment on behalf of a Contract applicant; to enter into any court or regulatory proceeding in the name of or on behalf of The Company or John Hancock Distributors LLC; or to bind The Company or John Hancock Distributors LLC in any way not specifically authorized in writing by the party to be bound.

     g. General Agent and Broker-Dealer shall not induce any employee or agent of The Company to terminate that relationship, persuade owners of insurance or annuity contracts issued by The Company to discontinue their contracts or otherwise do anything prejudicial to the interests of The Company or the owners of contracts issued by it.

     h. General Agent and Broker-Dealer agree to comply with, and to cause the Agents to comply with, the administrative procedures of The Company relating to the Contracts and the policies and procedures adopted by The Company relating to privacy, agent conduct and similar matters and identified in the Policies and Procedures Schedule which is Exhibit C to this Agreement, to the extent such policies and procedures are applicable to the offer, sale and servicing of the Contracts, as those administrative procedures and other policies and procedures are now in effect or may be amended or established in the future by The Company in its sole discretion and communicated to General Agent and Broker-Dealer, as appropriate. General Agent and Broker-Dealer acknowledge receipt of those policies of The Company set forth in the Policies and Procedures Schedule.

     i. Each of General Agent and Broker-Dealer agrees to carry out its activities and obligations under this Agreement, and to cause each Agent for which it has primary supervisory responsibility to carry out the Agent's activities and obligations in connection with the offer, sale and servicing of the Contracts, in continuous compliance with applicable laws, rules and regulations of applicable federal and state regulatory authorities (including the rules of the NASD), including those governing securities and insurance-related activities or transactions, and to notify The Company and John Hancock Distributors LLC immediately in writing if it or any such Agent fails to comply with any of those laws and regulations.

     j. Broker-Dealer shall execute any electronic or telephone orders only in accordance with the current prospectus applicable to the Securities Contracts and agrees that, in consideration for electronic and telephone transfer privileges, The Company will not be liable for any loss incurred as a result of acting upon electronic or telephone instructions containing unauthorized, incorrect or incomplete information received from Broker-Dealer or its representatives.

5. COMPENSATION

     a. The Company shall pay General Agent compensation for the sale of Insurance Contracts and, on behalf of John Hancock Distributors LLC, shall pay Broker-Dealer for the sale of Securities Contracts as set forth in the Contracts Schedule. Unless otherwise provided in the Contracts Schedule, The Company will make these payments within 15 days after the end of the calendar month in which it accepts the premiums and purchase payments on which the payments are based. Notwithstanding any other provision of this Agreement, Broker-Dealer shall return to The Company all compensation paid to it with respect to a Securities Contract if the Securities Contract is tendered for redemption within seven business days after The Company's acceptance of the application for the Securities Contract.

     b. Except as otherwise set forth in this Agreement including the Contracts Schedule, General Agent shall be exclusively responsible for setting the compensation of and promptly paying Agents for sales of Insurance Contracts, and Broker-Dealer shall be exclusively responsible for setting the compensation of and promptly paying Agents for Securities Contracts, in each case in a manner and percentage consistent with applicable law.

6. ASSOCIATED INSURANCE AGENCY

     a. If they are not the same person, General Agent and Broker-Dealer represent and warrant that they are in compliance with the terms and


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conditions of no-action letters issued by the staff of the SEC with respect to non-registration as a broker-dealer of an insurance agency associated with a registered broker-dealer. If Broker-Dealer has entered into an agreement with one or more insurance agencies other than General Agent (each, an "Associated Agency") for purposes of selling Securities Contracts in those states in which neither Broker-Dealer nor General Agent can obtain an insurance license necessary to sell the Contracts, Broker-Dealer represents and warrants that it and each such Associated Agency are in compliance with the terms and conditions of no-action letters issued by the staff of the SEC with respect to non-registration as a broker-dealer of an insurance agency associated with a registered broker-dealer. The Broker-Dealer will supervise agents of an Associated Agency in the same manner as it is required to supervise Agents under this Agreement, as applicable. General Agent and Broker-Dealer shall notify The Company and John Hancock Distributors LLC immediately in writing if General Agent, Broker-Dealer or any Associated Agency fails to comply with any such terms and conditions and shall take such measures as may be necessary to comply with any such terms and conditions.

     b. In reliance on such representations and warranties, The Company, on behalf of John Hancock Distributors LLC, agrees to pay any compensation otherwise due to Broker-Dealer for sales of Securities Contracts to General Agent or Associated Agencies as authorized in writing by Broker-Dealer.

     c. Broker-Dealer shall have the same obligations under this Agreement with respect to sales of Securities Contracts for which compensation is paid to General Agent or an Associated Agency as it has for sales of Securities Contracts for which it receives compensation directly from John Hancock Distributors LLC or The Company. In addition, Broker-Dealer shall insure that compensation paid to General Agent or an Associated Agency is distributed only to duly licensed Securities Agents.

7. REPRESENTATIONS AND WARRANTIES

     a. Each of The Company, John Hancock Distributors LLC, Broker-Dealer and General Agent represents to the others that it and its officers signing below have full power and authority to enter into this Agreement, that this Agreement has been duly and validly executed by it and that this Agreement, assuming due and valid execution by the other parties, constitutes a legal, valid and binding agreement.

     b. General Agent represents and warrants to The Company and John Hancock Distributors LLC that General Agent is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be, a properly licensed insurance agency in each jurisdiction in which such licensing is required for the sale of the Contracts.

     c. Broker-Dealer represents and warrants to The Company and John Hancock Distributors LLC that Broker-Dealer is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be, registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") and under the securities laws of each state in which such registration is required for the sale of the Securities Contracts and a member of the NASD. Broker-Dealer will notify John Hancock Distributors LLC promptly in writing if any such registration or membership is terminated or suspended.

     d. John Hancock Distributors LLC represents and warrants to Broker-Dealer that John Hancock Distributors LLC is, and at all times when performing its functions and fulfilling its obligations under this Agreement will be, registered as a broker-dealer with the SEC under the 1934 Act and under the securities laws of each state in which such registration is required for underwriting the Securities Contracts and a member of the NASD.

     e. The Company represents and warrants to General Agent and Broker-Dealer that the Securities Contracts, including any variable account(s) supporting the Securities Contracts, shall comply in all material respects with applicable registration and other requirements of the 1933 Act and the Investment Company Act of 1940 (the "1940 Act"), and the rules and regulations thereunder, including the terms of any order of the SEC with respect thereto.

     f. The Company represents and warrants to General Agent and Broker-Dealer that the prospectuses included in The Company's registration statements for the Contracts, and in post-effective amendments thereto, and any supplements thereto, as filed or to be filed with the SEC, as of their respective effective dates, contain or will contain in all material respects all statements and information which are required to be contained therein by the 1933 Act.

8. SALES LITERATURE, ADVERTISEMENTS AND OTHER PROMOTION MATERIAL

     a. General Agent and Broker-Dealer shall not use, and shall cause the Agents not to use, any sales literature, advertisements or other promotional material ("Sales Material") in connection with the offer and sale of the Contracts unless the Sales Material has been approved in writing prior to use by The Company, in the case of Insurance Contracts, or John Hancock Distributors LLC, in the case of Securities Contracts. For purposes of this Agreement, Sales Material shall include but not be limited to:

          i. material published, or designed for use in, a newspaper, magazine or other periodical, radio, television, telephone or tape recording, video-tape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media, or direct mail;

          ii. descriptive literature and sales aids of all kinds, including, but not limited to, circulars, leaflets, booklets, marketing guides, seminar material, audiovisual material, computer print-outs, depictions, illustrations and form letters;

          iii. material used for training and education which is designed to be used or is used to induce the public to purchase or retain a Contract; and


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          iv.  prepared sales talks and other presentations and material prepared for use with prospective purchasers of the Contracts or with the public generally.

     b. The Company or John Hancock Distributors LLC will provide Broker-Dealer, without charge, with as many copies of the prospectuses and statements of additional information for the Securities Contracts and the underlying investment funds as may be reasonably requested ("Registration Material"). Upon receipt of updated Registration Material, Broker-Dealer will promptly discard or destroy all copies of Registration Material previously provided to it, except as needed to maintain proper records.

     c. Upon notice to General Agent or Broker-Dealer, The Company or John Hancock Distributors LLC may terminate at any time and for any reason the use of any Sales Material previously approved by it or of any Registration Material, and General Agent and Broker-Dealer shall promptly comply with any such request and shall not use, or permit an Agent to use, such material thereafter.

     d. General Agent and Broker-Dealer are not authorized, and may not authorize anyone else, to give any information or to make any representation concerning The Company, the Contracts, the separate accounts of The Company or the underlying investment funds for the Contracts other than those contained in the current Registration Material and Sales Material authorized for use by The Company or John Hancock Distributors LLC. Broker-Dealer, General Agent and Agents may not modify or represent that they are authorized to modify any such material.

     e. General Agent shall be responsible for all communications by Agents with prospective purchasers of, and with the public generally in connection with, Insurance Contracts. Broker-Dealer shall be responsible for all communications by Securities Agents with prospective purchasers of, and with the public generally in connection with, Securities Contracts.

9. GROUP ANNUITY CONTRACTS

     For purposes of this Agreement, a group annuity contract which has not been registered under the 1933 Act and which is to be issued in connection with a stock bonus, pension, or profit-sharing plan which meets the requirements for qualification under section 401 of the Internal Revenue Code (or in connection with another kind of plan specified in Section 3(a)(2) of the 1933 Act) ("Exempt Group Contract") shall be deemed to be an Insurance Contract, but a sale of an Exempt Group Contract by a Securities Agent shall be subject to any applicable NASD rules. Broker-Dealer shall supervise and maintain records with respect to such transactions as may be required by any applicable NASD rules.

10. FIDELITY BOND AND OTHER LIABILITY COVERAGE

     Each of General Agent and Broker-Dealer represents that it and its directors, officers and employees and the Insurance Agents, in the case of General Agent, and the Securities Agents, in the case of Broker-Dealer, are and shall be covered by a blanket fidelity bond, issued by a reputable bonding company, and other errors and omissions or liability insurance, acceptable to The Company ("Liability Coverage"). Each of General Agent and Broker-Dealer shall maintain its Liability Coverage at its expense. Liability Coverage shall be in a form, type and amount and issued by a bonding company or other insurance company satisfactory to The Company. Any fidelity bond maintained by Broker-Dealer which meets the requirements of the NASD Conduct Rules applicable to fidelity bonds shall be deemed to be satisfactory. The Company may require evidence, satisfactory to it, that such coverage is in force, and General Agent and Broker-Dealer shall give prompt written notice to The Company of any cancellation or change of coverage. Each of General Agent and Broker-Dealer assigns any proceeds received from the Liability Coverage to The Company to the extent of its loss, and to John Hancock Distributors LLC to the extent of its loss, due to activities covered by the Liability Coverage and agrees to pay promptly any deficiency whether due to a deductible or otherwise.

11. COMPLAINTS, INVESTIGATIONS AND PROCEEDINGS

     Each of General Agent and Broker-Dealer shall promptly notify The Company and John Hancock Distributors LLC if it receives notice of any customer complaint or of any threatened or pending regulatory investigation or proceeding, civil action or arbitration (a "Proceeding") involving the Contracts. The Company or John Hancock Distributors LLC will promptly notify General Agent or Broker-Dealer if it receives notice of any customer complaint or of any Proceeding involving General Agent or Broker-Dealer and a Contract. Each party shall cooperate with the other parties in investigating and responding to any such complaint or Proceeding, and in any settlement or trial of any actions arising out of the conduct of business under this Agreement. No response by General Agent or Broker-Dealer to an individual customer complaint involving a Contract will be sent until it has been approved by The Company or John Hancock Distributors LLC or dealt with otherwise in accordance with The Company's administrative procedures.

12. INDEMNIFICATION

     a. General Agent and Broker Dealer, jointly and severally, indemnify and hold harmless The Company, John Hancock Distributors LLC, and their respective affiliates, officers, directors, employees and agents against any and all loss, claim, damage, liability or expense (including reasonable attorneys' fees), joint or several, insofar as such loss, claim, damage, liability or expense arises out of or is based upon any breach of this Agreement, any applicable law or regulation, or any applicable rule of any self-regulatory organization, by General Agent, Broker-Dealer or any of the Agents. This


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indemnification will be in addition to any liability which the General Agent and
Broker-Dealer may otherwise have.

     b. The Company and John Hancock Distributors LLC, jointly and severally, indemnify and hold harmless General Agent, Broker-Dealer and their respective affiliates, officers, directors, employees and Agents against any and all loss, claim, damage, liability or expense (including reasonable attorneys' fees), joint or several, insofar as such loss, claim, damage, liability or expense arises out of or is based upon any breach of this Agreement, any applicable law or regulation, or any applicable rule of any self-regulatory organization, by The Company or John Hancock Distributors LLC. This indemnification will be in addition to any liability which The Company and John Hancock Distributors LLC may otherwise have.

13. TERMINATION

     a. Any party may terminate this Agreement in its discretion without cause upon thirty (30) days written notice to the other parties.

     b. The Company or John Hancock Distributors LLC may terminate this Agreement effective with the mailing of a notice of termination to General Agent or Broker-Dealer if the reasons for the termination include (i) conversion, fraud, embezzlement or similar activity, (ii) failure to maintain Liability Coverage as required by Section 10 or (iii) a rebate of, offer to rebate or withholding of any payment due on a Contract by General Agent or Broker-Dealer.

     c. This Agreement will terminate automatically without notice, effective as of the immediately preceding date, if: General Agent or Broker-Dealer ceases to have the requisite registrations and regulatory licenses (but only as to the jurisdictions and Contracts affected by the absence of such registrations and licenses); applicable laws or regulations otherwise prohibit General Agent or Broker-Dealer from continuing to market the Contracts; or General Agent or Broker-Dealer files for bankruptcy or financial or corporate reorganization under federal or state insolvency law.

     d. No provision of this Agreement shall continue in force after any termination, other than Sections 11, 12, 14, 15, 18, 19, 20 and 21, and the Exhibits and Contracts Schedule.

14. CONFIDENTIALITY

     Each party to this Agreement shall maintain the confidentiality of any customer list and any material designated as confidential and/or proprietary by another party ("Confidential Information"), and shall not use or disclose such information without the prior written consent of the party designating such material as confidential and/or proprietary. Each party to this Agreement shall take reasonable steps to protect such Confidential Information, applying at least the same security measures and level of care as it employs to protect its own Confidential Information. If any party to this Agreement is compelled by applicable law to disclose any Confidential Information, it shall promptly notify the party designating such material as confidential and/or proprietary in writing. The General Agent and Broker-Dealer shall cause Agents to comply with this provision.

15. AMENDMENTS

     This Agreement may be amended in a writing signed by all the parties. If The Company and John Hancock Distributors LLC send written notice of a proposed amendment to this Agreement to General Agent and Broker-Dealer, General Agent and Broker-Dealer shall be deemed to have agreed to the amendment if either submits an application for a Contract on or after the fifth business day after the date on which the notice was sent. The Company may also unilaterally suspend distribution of any of the Contracts and amend the Exhibits and Schedules to this Agreement in any and all respects, from time to time in its sole discretion, with prior or concurrent written notice to General Agent and Broker-Dealer. Any change in compensation shall apply to compensation due on applications received by The Company after the effective date of the notice. The Company may also amend the Contracts from time to time, in its sole discretion, and nothing in this Agreement shall be deemed to affect its right to so amend the Contracts.

16. BOOKS AND RECORDS

     a. General Agent and Broker-Dealer shall maintain such books and records concerning the activities of the Agents as may be required under applicable insurance and securities laws and regulations and the rules of the NASD, and as may be reasonably required by The Company or John Hancock Distributors LLC to reflect adequately the Contracts business processed through General Agent or Broker-Dealer. General Agent and Broker-Dealer shall maintain such books and records at their respective principal places of business in good and legible condition for a period of six calendar years following the year in which this Agreement is terminated (the "Post-Termination Period") and shall make them available during normal business hours to The Company or John Hancock Distributors LLC from time to time while this Agreement is in effect and during the Post-Termination Period upon 10 days' written request.

     b. The parties shall promptly furnish each other any reports and information that another party may reasonably request for the purpose of meeting its reporting and recordkeeping requirements under the insurance laws of any state or under any applicable federal or state securities laws or regulations or NASD rules.

17. NOTICES

     a. All notices under this Agreement shall be given in writing and sent to the address of a party shown on the signature page or to such other address as the party may designate in writing.

     b. Each of General Agent and Broker-Dealer shall provide written notice to The Company no less than thirty days prior to the closing date of its proposed merger into or consolidation with another entity, a sale of substantially all its assets or a sale, transfer or assignment of a controlling interest in it.

18. EFFECTIVE DATE

     This Agreement supersedes in its entirety any prior effective selling agreement between the General Agent or Broker-Dealer and The Company, or John Hancock Distributors LLC. If this Agreement is executed by General Agent and Broker-Dealer and returned to The Company, it shall be effective as of the date of its execution by The Company.

19. REGULATORY REQUIREMENTS

     a. All parties agree to observe and comply with all existing laws, rules and regulations of all applicable local, state or federal regulatory authorities (including the rules of the NASD), and with all existing rules and regulations of any self-regulatory organization, and to observe and comply with those laws, rules and regulations which may be enacted, adopted or promulgated during the term of this Agreement, which relate to the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted.

     b. John Hancock Distributors LLC and Broker-Dealer each agree to comply with all applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, record-keeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act ("the Act"), its implementing regulations, and related SEC, SRO, and NASD rules. Broker/Dealer agrees to comply with the economic sanctions programs administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC"). Further, Broker-Dealer and General Agent each agree to comply with requirements of The Company relating to any of the foregoing that have been communicated to them.

20. OTHER

     a. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings among the parties regarding the subject matter, and may be executed in two or more counterparts which together shall constitute a single agreement.

     b. This agreement may not be assigned by any party without the written consent of the other parties (except that it may be assigned by The Company to a successor in connection with a merger, consolidation or sale of all or substantially all of the assets of The Company, and may be assigned by John Hancock Distributors LLC to an affiliate or successor) and shall inure to the benefit of and to be binding upon the parties and their respective successors and assigns.

     c. The provisions of this Agreement shall apply severally and not jointly to each of the following companies that are parties to this Agreement: John Hancock Life Insurance Company, John Hancock Variable Life Insurance Company, John Hancock Life insurance Company (U.S.A.), and John Hancock Life Insurance Company of New York. The Company's obligations, representations, and warranties under this Agreement shall be enforceable only against the entity named in the preceding sentence that is the Contract issuer.

     d. Forbearance by a party to require performance of any provision hereof shall not constitute or be deemed a waiver by that party of such provision or of the right thereafter to enforce the same, and no waiver by a party of any breach or default hereunder shall constitute or be deemed a waiver of any subsequent breach or default, whether of the same or similar nature or of any other nature, or a waiver of the provision or provisions with respect to which such breach or default occurred.

     e. This Agreement shall be governed and construed in all respects by the laws of the Commonwealth of Massachusetts without reference to the principles of conflict or choice of law thereof.

21. ARBITRATION

     Any and all disputes under this Agreement shall be settled by arbitration in Massachusetts under the then existing rules of the American Arbitration Association and judgment may be entered upon the award in any court of competent jurisdiction. The determination of the arbitrators shall be final and binding on all parties. The costs of arbitration shall be borne equally by the parties to the arbitration, provided however, that the arbitrators may assess one party more heavily than the other for these costs upon a finding that such party did not make a good faith effort to settle the dispute informally when it first arose.

                            [Signatures on Next Page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth below.


GENERAL AGENT                           BROKER-DEALER


--------------------------------------  ----------------------------------------
Name                                    Name

--------------------------------------  ----------------------------------------
Street Address                          Street Address


--------------------------------------  ----------------------------------------
City, State & Zip                       City, State & Zip


By:                                     By:
    ----------------------------------      -----------------------------------
Title:                                  Title:
       -------------------------------         --------------------------------
Date:                                   Date:
      --------------------------------         -------------------------------


JOHN HANCOCK LIFE INSURANCE             JOHN HANCOCK VARIABLE LIFE INSURANCE
COMPANY                                 COMPANY
[Address]                               [Address]


By:                                     By:
    ----------------------------------      -----------------------------------
Title:                                  Title:
       -------------------------------         ---------------------------------
Date:                                   Date:
      --------------------------------        ----------------------------------


JOHN HANCOCK LIFE INSURANCE             JOHN HANCOCK LIFE INSURANCE COMPANY OF
COMPANY (U.S.A.)                        NEW YORK
Attn: Agency Department                 [Address]


By:                                     By:
    ----------------------------------      -----------------------------------
Title:                                  Title:
       -------------------------------         ---------------------------------
Date:                                   Date:
       -------------------------------        ----------------------------------


JOHN HANCOCK DISTRIBUTORS LLC
Attn: Operations Department

By:
    ----------------------------------
Title:
       -------------------------------
Date:
      --------------------------------

                                    EXHIBIT A

                    CONTRACTS, COMMISSIONS AND FEES SCHEDULE

GENERAL PROVISIONS

     COMPENSATION. Unless otherwise provided in this Contracts Schedule, commissions will be paid as a percentage of premiums or purchase payments (collectively, "Payments") received in cash or other legal tender and accepted by The Company on applications obtained by Agents. Such Payments will be payable in respect of the sale of such Contracts, in such amounts, and upon such terms as are set forth in the applicable commission schedules together with any accompanying schedules relating to the Payments, (the "Commission Schedules"), established by The Company and John Hancock Distributors LLC and covering each Contract, as are in effect from time to time, to which such Payments relate. The Company and John Hancock Distributors LLC expressly reserve the right to transfer future compensation on a Contract to another General Agent or Broker-Dealer if the owner of the Contract so requests. Upon termination of the Agreement, General Agent and Broker-Dealer shall receive no further compensation, except for compensation for all Payments which are in process at the time of termination of the Agreement or are received subsequently on Contracts in force at the time of termination of the Agreement, unless otherwise provided in an applicable Commission Schedule. Notwithstanding the foregoing, no Payments will be made with respect to an increase in the face amount of a Contract when the Agreement is terminated prior to such increase, and when the Agreement is terminated, no Payments with respect to any Securities Contracts shall be made after the Broker-Dealer ceases to be properly licensed to sell Securities Contracts. General Agent and Broker-Dealer shall continue to be liable for any chargebacks pursuant to the provisions of this Contracts Schedule, and for any other amounts advanced by or otherwise due The Company or John Hancock Distributors LLC under the Agreement.

     JOINT BUSINESS. Any Contract sold by General Agent or Broker-Dealer in conjunction with any other person authorized to sell the Contracts shall be considered as joint business and, unless otherwise agreed to by The Company, the amount of the compensation due on the Payments accepted under that Contract shall be apportioned equally among each participant in the sale. General Agent or Broker-Dealer shall provide The Company with written notice of any such joint business and of the existence of any agreement among participants for unequal apportionment of compensation.

     PROHIBITION AGAINST REBATES. General Agent and Broker-Dealer shall not, and shall cause the Agents not to, rebate, offer to rebate or withhold any part of any payments due on the Contracts. If General Agent, Broker-Dealer or any Agent shall at any time induce or endeavor to induce any owner of any Contract to discontinue payments or to relinquish any such Contract, except under circumstances where there is reasonable grounds for believing the Contract is not suitable for such person, The Company shall forthwith cease paying any and all compensation that would otherwise be due General Agent or Broker-Dealer under this Agreement.

     RIGHT OF SET OFF. Each of General Agent and Broker-Dealer hereby authorizes The Company to set off its liabilities to The Company and John Hancock Distributors LLC against any and all amounts otherwise payable to General Agent or Broker-Dealer, including amounts payable under the Agreement or under any other agreement pursuant to which General Agent or Broker-Dealer receive compensation directly or indirectly from The Company.

     Each of General Agent and Broker-Dealer shall be liable for the portion of any debit balance equal to advances on unearned compensation which appears in their respective Advance Accounts. Such portion of the debit balance shall be payable by General Agent or Broker-Dealer, as applicable, upon demand by The Company. At the option of The Company, interest at the maximum rate permissible by state law will accrue on such portion of the debit balance from the time a debit balance occurs in such account.

     PAYING AGENT FOR INSURANCE CONTRACTS. At the request of General Agent, The Company, at its discretion, may agree to act as General Agent's paying agent and make payments of compensation directly to such Insurance Agents and such other appropriate parties who are not employees of General Agent but are appointed with The Company and are entitled to compensation from General Agent in connection with the sale of those Insurance Contracts that are not variable annuity contracts or variable life insurance policies, as General Agent may designate from time to time.

                                    EXHIBIT B

                        GENERAL LETTER OF RECOMMENDATION

     General Agent hereby certifies to The Company that all of the following requirements will be fulfilled in conjunction with the submission by General Agent of licensing/appointment papers for all applicants to become Agents ("Applicants"). General Agent will, upon request, forward proof of compliance with same to The Company in a timely manner.

     1. We have made a thorough and diligent inquiry and investigation relative to each Applicant's identity, residence, business reputation and experience and declare that each Applicant is personally known to us, has been examined by us, is known to have a good business reputation, is reliable, is financially responsible and is worthy of a license and appointment as an Agent. Each individual is trustworthy, competent and qualified to act as an agent for The Company and hold himself out in good faith to the general public. We vouch for each Applicant.

     2. We have on file a Form B-300, B-301 or U-4 which was completed by each Applicant. With respect to each Applicant to become a Securities Agent, we have fulfilled all the necessary investigative requirements for the registration of each such Applicant as a registered representative through our NASD member firm, and each such Applicant is presently registered as an NASD registered representative. The above information in our files indicates no fact or condition which would disqualify the Applicant from receiving a license, and all the findings of all investigative information is favorable.

     3. We certify that all educational requirements have been met for the specific state in which each Applicant is requesting a license and that all such persons have fulfilled the appropriate examination, education and training requirements.

     4. If the Applicant is required to submit his or her picture, signature and securities registration in the state in which he or she is applying for a license, we certify that those items forwarded to The Company are those of the Applicant and the securities registration is a true copy of the original.

     5. We hereby warrant that the Applicant is not applying for a license with The Company in order to place insurance chiefly or solely on his or her life or property or on the lives, property or liability of his or her relatives or associates.

     6. We certify that each Applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these Applicants, to the end that the insurance interest of the public will be properly protected.

     7. We will not permit any Applicant to transact insurance as an agent until duly licensed therefor. No Applicants have been given a contract or furnished supplies, nor have any Applicants been permitted to write, solicit business or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

     8. We certify that General Agent, Broker-Dealer and Applicant shall have entered into a written agreement pursuant to which: (a) Applicant is appointed a Sub-agent of General Agent and a registered representative of Broker-Dealer; (b) Applicant agrees that his or her selling activities relating to the Securities Contracts shall be under the supervision and control of Broker-Dealer and his or her selling activities relating to the Insurance Contracts shall be under the supervision and control of General Agent; and (c) that Applicant's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by Broker-Dealer or General Agent.

                                    EXHIBIT C

                        POLICIES AND PROCEDURES SCHEDULE

     In addition to its administrative procedures, The Company has adopted the following Codes which contain policies and procedures applicable to the offer, sale and servicing of the Contracts:

          Privacy Code
          Agent's Code of Conduct

                                  Attachment A

                                 BROKER DEALER

Nationwide Securities LLC (aka NSLLC)
Great American Advisors, Inc.
Essex National Securities, Inc.
Mutual Funds Associates

Sentinel Insurance Agency

Prospera Financial Services, Inc.
USA Advanced Planners Inc.
FSC Securities Corporation
Aegis Capital Corp.
ING Financial Advisers, LLC.
ASH Securities Wholesaling, Inc.

ING Financial Partners

The Leaders Group

Allstate Financial Services, LLC

All-Vest Securities, Inc.

American General Securities, Inc.
VALIC Financial Advisors, Inc.
American Portfolios Financial Services, Inc.

Ameritas Investment Corp.

A.P. Securities, Inc.

Securian Financial Services, Inc.

Madison Avenue Securities, Inc.
Wilbanks Securities, Inc.

                                 BROKER DEALER

Associated Securities Corp.
Aura Financial Services, Inc.

AXA Advisors, LLC

Robert W. Baird
Advest, Inc.

Leigh D. Baldwin & Co., Inc.
BancNorth Investment Group, Inc.
Banc of America Investment Services, Inc.

Bannon, Ohanesian & Lecours, Inc.

Barriger & Barriger Incorporated
BB & T Investment Services, Inc.

BCG Securities, Inc.

Berthel, Fisher & Company Financial Services, Inc.

Bodell Overcash Anderson & Co., Inc.

Rampart Financial Services, Inc.

Brighton Securities Corp.
Bristol Financial Services, Inc.

Deutsche Bank Securities, Inc.
Buckman, Buckman & Reid, Inc.

                                 BROKER DEALER

Butler Wick & Co., Inc.
C & S Securities Corp.
Cadaret, Grant & Co., Inc.
Calton & Associates, Inc.

Cantella & Co., Inc.
Capital Analysts, Inc.

GWN Securities, Inc.
Caruso Financial Services, Inc.

CBIZ Financial Solutions, Inc.

Waterford Investor Services, Inc.
Centauraus Financial, Inc.

CES Insurance Agency, Inc.
CFD Investments, Inc.
H. Beck, Inc.
Capital Financial Services, Inc.

Chase Investment Services Corp

Jefferson Pilot Securities Corp.

CPI Capital

CCO Investment Services Corp.
C.J.M. Planning Corporation
Clark Dodge & Co., Inc.

                                 BROKER DEALER

Commerce Capital Markets, Inc.

Commerce Capital Markets, Inc.
Community Bankers Securities, LLC.
Community Investment Services, Inc.

Compass Securities Ins.

Comprehensive Asset Management and Servicing, Inc

Tower Square Securities, Inc.
Cornerstone Institutional Investors, Inc.

Crown Capital Securities, L.P.

CUNA Brokerage Services, Inc.
Curtis Securities, LLC
Dain Rauscher Incorporated

Dean Witter Reynolds, Inc.

                                 BROKER DEALER

Delta Equity Services, Corp.
Di Giulio Financial Services, Inc.

Edward D. Jones, & Co., L.P.

Advisory Group Equity Services, Ltd.

Essex National Securities, Inc.

Empire Financial Group, Inc.

AM & M Investment Brokers, Inc.,

New England Securities Corporation

Metropolitan Life Insurance Company
ePlanning Securities, Inc.
Equitas America, LLC
Equity Services Inc.

Essex National Securities, Inc.

Excel Securities & Associates, Inc.
Valmark Securities, Inc.
First Capital Equities, LTD

Ferris, Baker Watts Insurance Agency, Inc.

                                 BROKER DEALER

The F.I. Group, Inc.

Financial Advisors of America LLC
Financial Network Investment Corp.

Financial West Group

Fintegra, LLC
First Allied Securities, Inc.

1st Global Capital Corp.
First Heartland Capital, Inc.

First Williston Corporation

Founders Financial Securities, LLC

FSC Securities Corporation
Essex National Securities, Inc.
Mellon Securities, LLC.

G.A. Repple & Company
Gary Goldberg & Company, Inc.

GDC Securities, LLC
Geneos Wealth Management, Inc.
Ogilvie Security Advisors Corp.

GFA Securities, LLC

Gilford Securities
Girard Securities, Inc.

                                 BROKER DEALER

Great Eastern Securities, Inc.

GunnAllen Financial, Inc.
Hamilton Cavanaugh Investment Brokers, Inc.
J.B. Hanauer & Co.

Hazard & Siegel, Inc.
First Allied Securities, Inc.
H.D. Vest Investment Securities, Inc.
Henley & Company, LLC.

Bernard Herold & Co., Inc.

SMH Capital, Inc.
Highland Capital Securities, Inc.

Ameriprise Advisor Services, Inc

Hornor, Townsend & Kent
HRC Services, Inc.
HSBC Securities (USA), Inc.
Hudson Heritage Capital Management, Inc.
IBN Financial Services, Inc.
Investors Capital Corp.
Brokerageselect
IDB Capital Corp.

Capital Brokerage

                                 BROKER DEALER

Interlink Securities Corp.
Intervest International Equities Corp.

Invest Financial Corporation

The Investment Center, Inc.
Investors Security Company, Inc. (ISCI)

Janney Montgomery Scott, Inc.

Jesup & Lamont Securities Corp.

Financial Telesis, Inc.
J J B Hilliard W L Lyons, Inc.

John James Investments, LTD.

J.P. Turner & Company, L.L.C.
J.W. Cole Financial, Inc.

                                 BROKER DEALER

Kern, Suslow Securities, Inc.
Key2Life Brokerage Inc.
McDonald Investments Inc.
Key Investment Services, LLC

KMS Financial Services, Inc.

Kovack Securities, Inc.

Pointe Capital, LLC
Larimer Capital Corporations
LaSalle St. Securities, LLC

21st Century Financial Services, Inc.

Legacy Financial Services, Inc.
Legend Equities Corporation

Leonard & Company
Lesko Securities Inc.
Leumi Investment Services, Inc.

Lifemark Securities Corp.
ING Financial Partners Inc.
Lincoln Investment Planning, Inc.
Lincoln Financial Advisors Corporation
LPL Financial Corporation
L & M Financial Services
L. M. Kohn and Company
Lombard Securities, Inc.
Long Island Financial Group, Inc.
Mid Atlantic Capital Corporation

                                 BROKER DEALER

Mid-Atlantic Securities, Inc.

Archer Alexander Securities Corp.

Marlin Trading, Inc.

Medallion Investment Services

Merrill Lynch, Pierce, Fenner & Smith (MLPF&S)
Mesirow Financial, Inc.
M. Griffith, Inc.
M Holdings Securities, Inc.

MML Investor Services, Inc.

Money Concepts Capital Corp.
Morgan Keegan & Company

First Montauk Securities Corp.

M & T Securities, Inc.
Multi-Financial Services Corp.

                                 BROKER DEALER

Mutual Service Corporation
MWA Financial Services, Inc.

Nations Financial Group, Inc.

Nelson Securities, Inc.

Newbridge Securities Corp
Benefit Funding Services
New Horizons Asset Management Group, LLC.

Next Financial Group, Inc.
NFB Investment Services Corp.
NFP Securities, Inc.
NIA Securities, LLC

Northwestern Mutual Investment Services, LLC.

Northeast Securities, Inc.
North Ridge Securities Corp.
Northern Lights Distributors, LLC
Cambridge Legacy Securities

Nationwide Planning Associates, Inc.
National Planning Corporation
NRP Financial Inc.
National Securities Corporation
NY Life Securities Inc.

Obsidian Financial Group, LLC
O'Keefe Shaw & Co., Inc.

Oppenheimer & Co., Inc.
Oppenheimer & Co., Inc.

                                 BROKER DEALER

P & A Financial Securities, Inc.
Park Avenue Securities, LLC.
Partnervest Securities, Inc.

Paulson Investment Company, Inc.

Private Consulting Group, Inc.

Penn Plaza Brokerage, LTD.

Petersen Investments, Inc.

PFG Distribution Company

Pinnacle Investments, LLC
Purshe Kaplan Sterling Investments
PlanMember Securities Corporation
Raymond James & Associates, Inc.

Raymond James Financial Services (fka I. M. & R, Inc.)

Prime Capital Services, Inc.
Prime Vest Financial Services, Inc.
Princor Financial Services Corporation

Pro Integrity Securities, Inc.
ING Financial Partners, Inc.

Pro Equities, Inc.

                                 BROKER DEALER

Pruco Securities Corp
UBS Financial Services, Inc.
QA3 Financial Corp.
Questar Capital Corporation
Quest Capital Strategies, Inc.
R & W Brokerage, Inc.
Woodstock Financial Group, Inc.
Jerry W. Rainey

Rampart Financial Services, Inc.

RDM Investment Services, Inc.

Regal Securities, Inc.

Resources Horizons Group, LLC

Retirement Capital Group Securities, Inc.

Essex National Securities, Inc.
RNR Securities, LLC.
Robb, P.J. Variable Corp.

BG Worldwide Securities, Inc.

Rockwell Global Capital, LLC

ING Financial Partners

Royal Alliance Associates, Inc.
R. Seelaus & Co., Inc

                                 BROKER DEALER

Sage, Rutty & Co., Inc.

SagePoint Financial, Inc (formerly AIG Financial Advisors, Inc.)
Citigroup Global Markets, Inc.
Sandgrain Securities, Inc.
Saperston Asset Management Inc.
Saxony Securities, Inc.
Summit Brokerage Services, Inc.
S.C. Parker & Co., Inc.

Scott & Stringfellow, Inc.

Preferred Financial Group

Securities America, Inc.
SEI Investments Distribution Co.
The Strategic Financial Alliance, Inc.

Sammons Securities Co. LLC
Sigma Financial Corporation
Signator Investors, Inc.

Signature Securities Group Corporation
SII Investments Inc.
National Planning Corporation

Sorrento Pacific Financial, LLC
Source Capital Group, Inc.
Traderight Securities

Securities Service Network, Inc.
SSI Equity Services, Inc.
Stacey Braun Financial Services, Inc.

                                 BROKER DEALER

Stanley Laman Group Securities LLC

Sterling Monroe Securities, LLC
TransAmerica Financial Advisors, Inc.
ING Financial Partners
Stifel, Nicolaus & Company, Inc.

SunTrust Investment Services, Inc.

Syndicated Capital, Inc.

TBN Securities & Insurance Services, Inc.
Cambridge Investment Research, Inc.
TD Waterhouse Investor Services, Inc.
Terra Securities Corporation (TSC)

RMIN Securities, Inc.
TFS Securities, Inc.
BNY Investment Center, Inc.
Mercer Allied Company, LP

The Concord Equity Group, LLC

The Leaders Group, Inc.

Thrivent Investment Management, Inc.

                                 BROKER DEALER

Triad Advisors, Inc.

Timecapital Securities Corp.

TransAmerica Financial Advisors, Inc.
Trevor, Cole, Reid & Monroe, Inc.

Trubee, Collins & Co., Inc.
True North Financial Services, Inc.

Essex National Securities, Inc.
Waddell and Reed, Inc.
United Financial Group, Ltd.

Univest Securities Inc. DBA Universal Financial Group
United Planners Financial Services of America

Piper Jaffray & Co.

USF Securities, L.P.
USI Securities, Inc.
U.S. Wealth Advisors, LLC.
UVEST Investment Services
Investacorp, Inc.
Vanguard Capital/VanCapital Insurance Agency
Vanderbilt Securities, LLC.
Vaughan & Company Securities, Inc.

VSR Financial Services Inc.
Wachovia Securities, LLC
Wall Street Financial Group, Inc.

                                 BROKER DEALER

Walnut Street Securities, Inc.

ING Financial Partners, Inc.
Long Grove Trading Company (dba: Waterstone Financial Group)
WBB Securities, LLC
Wedbush Morgan Securities, Inc.

Westco Investment Corp.
Western International Securities, Inc.

White Mountain Capital, LLC

Woodbury Financial Services, Inc.

Intersecurities, Inc.
WRP Investments, Inc.

Wachovia Securities Financial Network
Wachovia Securities, LLC
WaMu Investments, Inc.